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                                                                    EXHIBIT 23.1


                                 ACCOUNTANTS' CONSENT




The Board of Directors and Stockholders
  Whittman-Hart, Inc.:



We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.




                                       /S/ KPMG Peat Marwick LLP



Chicago, Illinois
December 16, 1996